UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2004

Digital Learning Management Corporation
(Exact name of registrant specified in charter)

Delaware	000-26293	20-1661391
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 Mariner Avenue
Torrance, CA 90503
(Address of principal executive offices) (Zip Code)

(310) 921-3444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On September 23, 2004, Digital Learning Management Corporation, a Nevada corporation ("Digital Nevada"), consummated a merger with and into its wholly-owned subsidiary, Digital Learning Management Corporation, a Delaware corporation ("Digital Delaware") (the "Reincorporation").  As a result of the Reincorporation, the registrant is now a Delaware corporation.

As provided by the Agreement and Plan of Merger by and between Digital Nevada and Digital Delaware, at the effective time of the Reincorporation, each outstanding share of Digital Nevada common stock was automatically converted into one share of Digital Delaware common stock.  Each stock certificate representing issued and outstanding shares of Digital Nevada common stock continues to represent the same number of shares of Digital Delaware common stock.  The constituent instruments defining the rights of holders of the registrant’s common stock will now be the Certificate of Incorporation and Bylaws of Digital Delaware, which are filed as exhibits to this Form 8-K.

Following the Reincorporation, Delaware corporate law will now be applicable in the determination of the rights of stockholders. The registrant refers its stockholders to the definitive proxy statement filed August 3, 2004 with the Securities and Exchange Commission for a summary of the differences between Nevada and Delaware corporate law with respect to stockholder rights.

Item 8.01 Other Events.

On September 23, 2004, Digital Nevada consummated a merger with and into its wholly-owned subsidiary, Digital Delaware.  As a result of the Reincorporation, the registrant is now a Delaware corporation.  Digital Nevada’s stockholders previously approved the Reincorporation at the company’s annual meeting of stockholders held on August 26, 2004.

As provided by the Agreement and Plan of Merger by and between Digital Nevada and Digital Delaware, at the effective time of the Reincorporation, each outstanding share of Digital Nevada common stock was automatically converted into one share of Digital Delaware common stock.  Each stock certificate representing issued and outstanding shares of Digital Nevada common stock continues to represent the same number of shares of Digital Delaware common stock.  Digital Nevada common stock was quoted on the Over-the-Counter Bulletin Board. Following the Reincorporation, Digital Delaware common stock continues to be quoted on the Over-the-Counter Bulletin Board under the same symbol ("DGTL") as the shares of Digital Nevada common stock had been traded.  Stockholders do not need to exchange share certificates based upon the Reincorporation.  The Reincorporation will not result in any change in the registrant’s Over-the-Counter Bulletin Board listing, CUSIP number, business, assets or liabilities, will not cause the registrant’s corporate headquarters to be moved and will not result in any relocation of management or other employees.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits:

Exhibit Number	Description
2.1
Agreement and Plan of Merger by and between Digital Learning Management Corporation, a Nevada corporation, and Digital Learning Management Corporation, a Delaware corporation, dated as of September 23, 2004.

3.1	Certificate of Incorporation of the Registrant.
3.2	Bylaws of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LEARNING MANAGEMENT CORPORATION

Date: September 27, 2004	By: /s/ Aurangzeb Bhatti
Aurangzeb Bhatti
President
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger by and between Digital Learning Management Corporation, a Nevada corporation, and Digital Learning Management Corporation, a Delaware corporation, dated as of September 23, 2004.

3.1	Certificate of Incorporation of the Registrant.
3.2	Bylaws of the Registrant.